Exhibit 10.3

AMENDMENT TO RESEARCH & COLLABORATION AGREEMENT

This AMENDMENT (this “Amendment”) to the Research & Collaboration Agreement, dated as of April 28, 2011 (the “R&C Agreement”), by and between Total Gas & Power USA, SAS, a société par actions simplifiée organized under the laws of the Republic of France (“Parent”), and SunPower Corporation, a Delaware corporation (the “Company”), is made and entered into as of June 7, 2011 by and between Parent and the Company. Capitalized terms used in this Amendment and not otherwise defined shall have the meaning given to them in the R&C Agreement.

W I T N E S S E T H:

WHEREAS, Parent and the Company desire to amend certain terms of the R&C Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the matters set forth herein, as well as other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound, Parent and the Company hereby agree as follows:

1. Term and Termination. The first sentence of Section 6.1 of the R&C Agreement is amended and restated in its entirety as follows:

“This Agreement shall commence on the Effective Date and shall continue for an initial term of five (5) years thereafter (“Initial Term”); provided, however, that if the Offer Closing occurs prior to the receipt of the EU Clearance (as defined in the Tender Offer Agreement), this Agreement shall not commence until immediately after the EU Clearance.”

2. Agreement. All references to the “Agreement” set forth in the R&C Agreement shall be deemed to be references to the R&C Agreement as amended by this Amendment.

3. Headings. The headings set forth in this Amendment are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Amendment or any term or provision hereof.

4. Confirmation of the R&C Agreement. Other than as expressly modified pursuant to this Amendment, all provisions of the R&C Agreement remain unmodified and in full force and effect. The applicable provisions of Section 10.1 through and including Section 10.15 of the R&C Agreement shall apply to this Amendment mutatis mutandis.

[Execution page follows.]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective duly authorized officers to be effective as of the date first above written.

TOTAL GAS & POWER USA, SAS

By:	/s/ Arnaud Chaperon
Name: Arnaud Chaperon
Title: Chairman

SUNPOWER CORPORATION

By:	/s/ Thomas H. Werner
Name: Thomas H. Werner
Title: Chief Executive Officer